UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2008

UNIVERSAL AMERICAN CORP.

(Exact name of Registrant as Specified in Charter)

New York	0-11321	11-2580136
(State of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

Six International Drive, Suite 190
Rye Brook, New York 10573
(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24013e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On July 24, 2008,

•      Charles E. Hallberg resigned from our Board of Directors,

•      Pursuant to our Stockholders’ Agreement dated as of September 21, 2007, our Board elected Thomas A. Scully to the Board to succeed Mr. Hallberg as the designee of Welsh, Carson, Anderson & Stowe, IX, L.P., Welsh, Carson, Anderson & Stowe, X, L.P., WCAS Management Corporation and their individual affiliates who are parties to the Stockholders’ Agreement,

•      Pursuant to the Stockholders’ Agreement, our Board elected Jay Yang to the Board to succeed Matthew W. Etheridge as the designee of Perry Partners, L.P., Perry Partners International, Inc., Perry Private Opportunities Offshore Fund, L.P., and Perry Private Opportunities Fund, L.P.,

•      Our Board determined to increase its size from thirteen directors to fourteen, with the concurrence of the stockholders who are parties to our Stockholders’ Agreement, and, due to the increase in Board size, Mr. Etheridge remained on the Board,

•      Our Board appointed Mr. Scully to our newly-constituted Compliance and Quality Committee, and

•      Our Board determined that Mr. Yang is independent, and appointed Mr. Yang to serve on its Investment Committee.

In his letter of resignation, Mr. Hallberg informed us that he resigned for reasons other than any a disagreement with us on any matter relating to our operations, policies or practices, and that there does not exist any such disagreement with us. Our Board expressed its appreciation for Mr. Hallberg’s service.

Set forth below is biographical information regarding each of our new directors:

Thomas A. Scully. Since January 1, 2004, Mr. Scully has served as Senior Counsel to the law firm of Alston & Bird and as a general partner of Welsh, Carson Anderson & Stowe. From May 2001 to December 2003, Mr. Scully served as Administrator of the Centers for Medicare & Medicaid Services, known as CMS. CMS is responsible for the management of Medicare and other national healthcare programs. Before joining CMS, Mr. Scully served as President and Chief Executive Officer of the Federation of American Hospitals from January 1995 to May 2001. From 1989 until 1993, Mr. Scully served in various positions in the George H.W. Bush administration. Age 50.

Jay Yang. Mr. Yang is a Managing Director at Perry Capital L.L.C., where is head of the firm’s Healthcare and Insurance groups. Prior to joining Perry in February 2005, Mr. Yang was Managing Partner of Searchlight Capital Management, LP. Mr. Yang was a Partner at Omega Advisors from June 1998 to February 2001. Age 36.

In accordance with the our 1998 Incentive Compensation Plan, as amended, as newly-elected non-employee directors, we automatically granted options to purchase 10,000 shares of our common stock, par value $0.01 per share, at an exercise price of $9.93 per share, the closing price of such common stock on the date of their election to the Board on behalf of each of Messrs. Scully and Yang. The options vest ratably at the first, second and third anniversaries of the grant date and expire after the fifth year. Unvested options are forfeited upon any termination, including retirement. At the direction of Mr. Scully, we granted options to purchase 10,000 shares of our common stock to WCAS Management Corporation. At the direction of Mr. Yang, we granted options to purchase an aggregate of 10,000 shares of our common stock to Perry Partners, L.P., Perry Partners International, Inc., Perry Private Opportunities Offshore Fund, L.P., and Perry Private Opportunities Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN CORP.

By:
Mitchell J. Stier
Senior Vice President and General Counsel

Date:  July 30, 2008